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                                                                 Exhibit (s)(ii)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Ethan D. Corey, Jack W. Murphy, Randy G. Legg, Amy R. Doberman, David
M. Goldenberg and Keith A. Weller, and each of them singly, as his true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution of him in his name, place and stead, to sign any and all registration statements on Form N-2 applicable to shares of auction preferred stock of Insured Municipal Income Fund Inc. and Investment Grade Municipal Income Fund Inc. ("Funds") and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as President of the Funds, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

        NAME                           TITLE                          DATE
        ----                           -----                          ----
/s/ Joseph A. Varnas           President                    September 10, 2003
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Joseph A. Varnas